Exhibit 10.8

                 Employment Agreement dated as of June 4, 1999,
                by and between Guy Shafran and the Registrant.
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                         PERSONAL EMPLOYMENT AGREEMENT
         Signed and executed in Rosh Pina, as of the 4 day of June 2000

Between: On Track Innovations Ltd. (Reg. No. 52-004286-2) a public company registered in Israel of Z.H.R. I.Z., Rosh Pina 12000
         (the "Company")
                                                                of the one part

And:     Guy Shafran (ID No. 029391919)
         of 8 Joel, Holon 58834,
         (the "Employee")
                                                              on the other part
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Whereas  the Employee wish to be employed by the Company as a C.F.O
         (hereinafter referred to as the "Position") and the Company wishes to employ him in the said Position, subject to the terms and conditions set forth below in this Agreement; and

Whereas the Employee warrants that he has the qualifications and skills required for the purposes of performing the Position and that there is no hindrance - legal contractual or otherwise - for the execution by him of this Agreement.

              NOW. THEREFORE. THE PARTIES HAVE AGREED AS FOLLOWS:

1.       Nature of the Agreement - General and Applicability

         This agreement exhaustively prescribes the terms, conditions and provisions applicable to the Employee's employment with the Company and accordingly no collective or special agreements shall apply to the employment relations between the Employee and the Company.

2.       The Employee's Duties

2.1. The Employee shall be employed by the Company in the position of C.F.O. By virtue of the Position, the Employee shall be responsible for the day to day and routine management of the Finance of the Company. The Employee shall be responsible for developing the Company's business ability, and subject to the approval of the Company's chief executive officer, to locate and develop new spheres of activity for the Company within the scope of his position and to make the systems with which he is charged efficient.

              In the performance of the Position, the Employee shall be subject to the Company's President and Chief Executive Officer (the "Officer In Charge") and subject to the policies prescribed from time to time by the Company's board of directors.

2.2. For avoidance of doubt, it is warranted and agreed that, without derogating from the provisions of this Agreement, in the event that any position whatsoever is imposed upon the Employee which involves engagement with a subsidiary of the Company and/or other companies forming or which shall form part of the Company's group (collectively the "Related Companies"), such position shall not create employer-employee relations between him and any of the Related Companies and that notwithstanding any such position, the Employee shall be considered solely as the Company's employee.



3.       The Employee's Undertakings

         The Employee hereby undertakes:

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3.1      To perform the duties and assignments imposed upon him in the scope of his employment with the Company with devotion, honesty and fidelity, subject to the Company's policy in existence time to time, and subject to the provisions and instructions given to him from time to time by the Officer In Charge, and to dedicate to the performance of the said duties all his know-how, qualifications and experience and all the time, diligence and attention required for the performance thereof efficiently, with fidelity and in accordance with the requirements of this Agreement, and to use his best endeavors in order to advance the affairs and business of the Company and the realization of its objectives.

3.2. Not to engage, during the Term of the Agreement (as defined in Section 4.1), in any engagement not within the scope of his employment with the Company pursuant to this Agreement, other than with the Officer in Charge's prior written consent, provided however, that such consent shall not be required for voluntary, cultural, sportive or lecturing activities or for holding of securities of any company other than companies which are in competition with the Company and in which the Employee holds more than 1%.

3.3 To maintain confidential and not to disclose, reveal or convey to any person or entity, during the term of this agreement or thereafter, commercial or other secrets of the Company and/or its related companies, including but without derogating from the generality of the above, details of their business, the products manufactured by them, their customers or their commercial and business secrets, and all save for information which the Employee has been expressly required by the Company to reveal within the scope of performing the Position, information which has come into the public domain or information which must, according to law, be disclosed (but upon condition precedent that in such event the Company is given written notice thereof a reasonable time in advance), and the Employee further undertakes not to make any use of any of the said information of the Company or its related companies that is not for the purpose of advancing their business.

4        The Term of the Agreement

4.1. This agreement is for a term of 5 (five) years and commencing on June 4, 2000. This term shall be automatically extended (without limitation), all subject to the following provisions:

4.1.1 Subject to the provisions of Section 4.1.2 below, the Company shall be entitled to terminate this agreement for reasonable or justifiable cause upon three (3) months' prior written notice being delivered to the Employee (hereinafter "the Prior Notice Period"). If the Company delivers the said unwritten notice to the Employee, the Employee shall, subject to the provisions of Section 4.1.2 below, continue in his position and to perform his undertakings pursuant to this agreement
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              during the prior notice period, and, at the Company's request, he shall act to the best of his ability to transfer his position in an efficient and orderly manner to his successor.

4.1.2 Notwithstanding the provisions of Section 4.1.1 above, it is hereby warranted and agreed that the Company shall be entitled at any time in its discretion, to demand that the Employee terminate his Position forthwith (or within a period shorter than the Prior Notice Period) and in such event the employer-employee relations between the Company and the Employee shall terminate on the date of delivery of the said demand, all without derogating from the Employee's rights pursuant to this agreement and at law to payment in lieu of prior notice in respect of the Prior Notice Period to severance pay and to all other amounts due to him (if any) in connection with his employment and the termination of his employment with the Company (and the period in respect of which employer-employee relations actually existed between the Company and the Employee pursuant to the above provisions is hereinafter referred to as "the Term of the Agreement").

4.1.3. The Employee shall be entitled to terminate this Agreement by giving the Company a ninety (90) days prior notice to that effect. If the Employee shall continue in his position and to perform his undertakings pursuant to this Agreement during the Prior Notice Period, and at the Company's request, he shall act to the best of his ability to transfer his position in an efficient and orderly manner to his successor.

4.2 Should this agreement come to an end pursuant to the above provisions of this Section 4, the provisions of Section 10 below shall apply with regard to the amount due to the Employee in respect of his employment with the Company and the termination thereof.

3        Notwithstanding the above provisions of this Section 4, the first six
         (6) months period of the Employee's employment under this Agreement shall be considered a trial period (the "Trial Period"). During the Trial Period, the Company shall be entitled to terminate the Employee's employment, at any time, and for any reason, by giving only a 30 (thirty) days prior notice (or payment for such period) to that effect.

5        Monthly Salary

5.1 In consideration for the Employee's employment and the performance of his other undertakings to the Company pursuant to this Agreement, the Company shall pay the Employee, by no later than the 9th of each month in respect of the preceding month, a monthly salary (gross) of NIS in an amount equal to US$ 4,100 for the first six month of employment, and after the first six month of employment a monthly salary (gross) of NIS in an amount equal to US$ 5,100 a. the determining representative rate, as defined below (hereinafter referred to as "the Salary"). In addition to the Salary, the Employee shall be paid a monthly amount of NIS in an amount equal to US$ 900, at the determining representative rate, as defined below in consideration of the Employees undertaking as set in
         Section 12 below not to compete with the Company (the "Non Competition Payment") (and the Salary and the Non Competition Payment shall be collectively referred to hereinafter as the "Monthly Salary").

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              For the purposes of this clause, the expression "Representative
              Rate" shall mean the representative rate of the US dollar as published by the Bank of Israel; and the expression "the Determining Representative Rate" shall mean - in respect of each year, the average representative rate during such year as estimated by the Company at the commencement of the year, provided that if the average representative rate during the whole of such year (as is ascertained immediately after the end of the year) is higher or lower than the said estimated average rate by a percentage in excess of 5%, then the Determining Representative Rate for payment of the Monthly Salary in respect of such year shall be deemed the annual average rate as aforesaid and all differentials between the Monthly Salary amounts actually paid to the Employee and the amounts that should have been paid to him according to the said average rate shall be added or deducted, as the case may be, from the Monthly Salary payable to the Employee in respect of the month of December of such year.

5.2. By no later than December 1st of each year, the Company's board of directors shall determine the Employee's salary for the following year, which shall not be less than in the preceding year.

6.       Bonus

6.1. The Company, pursuant to a resolution of its compensation committee, in its absolute discretion, is entitled to give the Employee, in accordance with targets to be determined by no later than December 31 of each calendar year ("Year") in respect of the next Year by the compensation committee of the Board, a monetary annual bonus (the "Bonus"). In determining such Bonus, the compensation committee shall relate to the Company's revenues, and/or the Company's profits, as applicable to the Employee.

6.2. The Bonus for each Year shall be paid to the Employee within 30 days from the publication of the audited annual financial statements of the Company of such Year.

6.3. When feasible in light of the Company's cash flow and provided it is justifiable in light of the Company's results as manifested in the quarterly financial statements of the Company, the Company may make allowances to the Employee, pursuant to a resolution of the Board, on account of earned Bonuses, which allowances shall be deducted from the Yearly computed amount of Bonus payable to the Employee in respect of the Year in which such allowances were made (the "Allowances").

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7.       Car and Additional expenses

              During the term of the Agreement the Company shall place at the Employee's exclusive disposal a car for his use and shall provide him with lunch meals at the Company's premises. All the expenses in connection with the maintenance and use of the said car shall be borne and paid by the Company, excluding fines. The Employee hereby undertakes to use the car that shall be placed at his disposal as aforesaid reasonably and properly qua an owner who cares for his property, and in the absence of another arrangement in writing between him and the Company he undertakes to return the said car to the Company immediately upon the termination of the Prior Notice Period (as defined in Section 4.1.1).

              For avoidance of doubt, the company shall gross up the value of the benefit to the Employee in placing the car at his disposal and providing him with meals as aforesaid in the amount of the tax applicable to him in respect of the said benefits.

8.       Annual Leave, Sick Leave. Convalescence Pay. Military Reserve Service

8.1. The Employee shall be entitled to payment of 22 (twenty two) annual leave days in respect of each year of employment pursuant to this Agreement.

8.2 The annual leave days to which the Employee is entitled are accruable and redeemable - but provided always that the Employee shall not be entitled to accrue in any working year seven of the annual leave days to which he is entitled and in total the Employee shall not be able to accrue more than 30 days for the purposes of redemption and 30 days for the purposes of taking actual leave.

              The exact periods of such annual leave shall be coordinated with the Company's Officer In Charge and the Company's administrative of officers.

8.3. The Employee is entitled to sick leave and sick pay at the rates and times prescribed by law. Sick leave shall not be redeemable. The Employee shall be entitled to accrue up to 90 (ninety) days for the purpose of taking actual sick leave. The Employee shall be entitled to convalescence pay at the rates and times prescribed by law.

8.4. During the period of military reserve the Employee shall be entitled to receive his full Monthly Salary and the other benefits payable to him pursuant to this Agreement. The Employee shall remit to the Company every amount that shall be paid to him for his service as aforesaid from the National Insurance ("Hebrew text").

9.       Executives' Insurance and Vocational Studies Fund

9.1. The Company shall continue the Employee's existing executive Insurance policy in the Employee's name. Each month during the Term of the Agreement the Company shall transfer and pay to the executive insurance policy the following amounts:

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9        1.I An amount. equal to 8 1/3 (eight and one third percent) of the
         Monthly Salary: on account of the severance pay fund.

9.1.2. An amount equal to 5% (five percent) of the Monthly Salary on account of provident fund

9.1.3. An amount of up to 2.5% (two and a half percent) of the Monthly Salary on account of loss of working capacity insurance.

              Furthermore, the Company shall deduct from the Monthly Salary an amount equal to 5% (five percent) which shall be remitted to the said executive insurance fund, such being on account of the provident fund and in respect of the Employee's part of the provision to the said fund

9.2 It is hereby agreed that the above arrangement regarding the executive insurance policy, is made in accordance with the general permit relating to employer's payments to pension funds and insurance funds, instead of severance payment under Section 10 of the Severance Pay Law 5723-1963 (the "Severance Pay Law") and thus, save in the event of termination pursuant to Section 10.1.2 below, and save if the Employee has drown funds from the executive insurance policy not due to a Qualifying Event (as defined in GN 4575 - 5758), and subject to the provisions of Section 10.1.1.2 below, the Company waives any and all rights for return of the amounts paid by it to the executive insurance policy and such payments shall be deemed as being in lieu of severance pay as specified in the Severance Pay Law (GN 2787-5742, 993; GN 2847-5742, 2939; GN 4575-5758)

9.3. The Company shall attend to making a vocational studies fund in the Employee's name and shall make a provision each month to the said vocational studies fund of an amount equal to 7.5% (seven and a half percent) of the Monthly Salary. Furthermore, an amount equal to 2.5% (two and a half percent) of the Monthly Salary shall be deducted from the Monthly Salary, such being in respect of the Employee's part of the provision to the vocational studies fund.

10.      Termination

10 In the event of termination of this Agreement, the following provisions shall apply:

10.1.1. Should the termination of the employment be as a result of dismissal (other than dismissal in circumstances depriving the Employee of the right to severance pay as provided in Section 10.1.2 below), the Employee's resignation or, heaven forbid, as a result of circumstances preventing the continuation of his employment with the Company (including his death) the Employee shall be entitled (or, as the case may be his heirs shall be entitled):


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10.1.1.1.to receive the Monthly Salary from the Company for the Prior Notice
         Period, such being whether the Employee was requested to continue working during the Prior Notice Period or otherwise; and

10.1.1.2.to receive from the executives' insurance fund and the vocational studies fund all the amounts which have accrued to his benefit in such funds, whether from his own provisions or from provisions of the Company and/or the Related Companies, including all linkage differentials, interest and profits that have accrued in the said fund in respect of the said provisions. However, transfers of amounts which have been accrued to the employee's benefit in such funds from provisions of the Company and/or the Related Companies shall be subject to the condition that the Employee has acted to the best of his ability to transfer his position in an efficient and orderly manner to his successor.

10.1.2 It is hereby agreed and warranted that in the event that the Employee's dismissal is as a result of a breach of fidelity or material breach of his confidentiality or non competition undertakings to the Company pursuant to Section 11 below and Annex A hereto, or other dismissal in circumstances depriving, according to any law, the Employee of the right to severance pay, then, notwithstanding anything to the contrary provided in this Agreement, the Employee shall not be entitled to receive prior notice of his dismissal or payment in lieu of prior notice and he shall not be entitled to severance pay or any other payment which the Company is not legally bound to pay, including any payment due to the Employee as a Bonus payment or any payment in respect of the Adjustment Period. In such event, the Employee shall be obliged to reimburse Allowances, which were granted to the Employee pursuant to Section 6.3 above in the last Year of the Employee's employment with the Company, and subject to applicable law, the Company shall be entitled to set off the amounts of such Allowances from any payments due to the Employee from the Company.

11.      Confidentiality and Non-Competition

The Employee has signed a confidentiality and non-competition undertaking towards the Company which is attached as Annex A hereto, and forms an integral part of this Agreement.

12       Further Provisions

         The Employee hereby warrants that he is aware and agrees that:


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12.1.    In the scope of his Position with the Company pursuant to this
         Agreement, he is not an employee to whom the Hours of Work and Rest Law, 5711-1951 applies, and he shall not be entitled to claim or receive any payments or increments whatsoever for working overtime or on Sabbaths and festivals, and the monthly salary payable to him as aforesaid also includes full compensation for working overtime and on Sabbaths and festivals.


12.2. The amount of the Monthly Salary payable to him as specified in Section 5 above, and it alone, shall be the basis for the provisions and deductions in respect of the social benefits specified in this agreement; and all the bonuses, contributions to expenses and other benefits granted to him or which shall be given to him (if at all) pursuant to this Agreement or in connection with his employment by the Company do not constitute a component of his Monthly Salary and shall not be taken into account in respect of the provisions or other benefits whatsoever granted to the Employee pursuant to this Agreement which are computed on the basis of his Monthly Salary; and the expression the "Monthly Salary" wherever it appears in this agreement refers to the Monthly Salary as defined in Section 5 above, without any increments whatsoever.

12.3. The payments and benefits of whatsoever description granted to the Employee pursuant to this Agreement are subject to the deduction of income tax and other compulsory deductions which the Company has to deduct according to any law, and nothing stated in this Agreement shall be interpreted as imposing upon the Company the burden of paying tax or any other compulsory payment for which the Employee is liable, other than the value of the benefit of placing the car at the Employee's disposal and providing the Employee with meals, which shall be grossed up by the Company as provided in Section 7 above.

12.4. Except in relation to the grant of options to the Employee by the Company, the terms and conditions of the Employee's employment by the Company are regulated solely pursuant to this personal employment agreement between him and the Company and save as expressly provided in this Agreement the Employee shall not be entitled to any payments or other benefits in respect of his employment and the termination of his employment with the Company.

13.      Amendments to the Agreement

An amendment to this agreement shall not be valid unless made in a written document duly signed by the parties hereto.

14.     Addresses

The parties' addresses for the purposes of this agreement shall be as specified in the heading hereto and any notice, document or court process sent by one party to the other according to the above addresses shall be deemed to have reached its destination: if delivered by hand - at the time of delivery, and if dispatched by registered post - after 72 hours have elapsed from the time of dispatch as aforesaid. For purposes of this Section,

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delivered by hand to the Company shall mean delivery to the hands of the CEO
Chairman of the Board or his substitute in person.


              IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HANDS:

      /s/ On Track Innovations Ltd.                   /s/ Guy Shafran
      -----------------------------                   --------------------
      On Track Innovations Ltd.                           Employee